UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement.

On April 24, 2019 Zander Therapeutics, Inc. (“Zander”) entered into an agreement (“Agreement”) with Dr. Judith Varner , PhD whereby Dr. Varner shall serve as a member of Zander’s Scientific Advisory Board.

The term of the Agreement shall commence on April 24, 2019 and expire on April 23, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement, Dr. Varner shall advise Zander on various nominal matters regarding veterinary biotechnology. "Nominal" is defined as periodic conversations in which Dr. Varner is asked for a referral to an appropriate researcher on a specific topic or input on research data the company is developing. In the event Dr. Varner is requested to provide research services, such services will be negotiated separately between Dr. Varner and Zander.

Pursuant to the Agreement, Dr. Varner received as consideration 100,000 shares of the Series M Preferred Stock of Zander Therapeutics Inc.

The foregoing description of the abovementioned Agreement between Zander and Dr. Varner is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	VARNER AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: April 25, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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